Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Suite 700
Stamford, CT 06902
tel: 203 622-3131 fax: 203 622-6080

United Rentals Announces Proposed Private Offering

of $1.5 Billion of Senior Notes due 2033

STAMFORD, Conn. – November 24, 2025 – United Rentals, Inc. (NYSE: URI) (“URI”) today announced that its subsidiary, United Rentals (North America), Inc. (“URNA”), is offering $1.5 billion principal amount of Senior Notes due 2033 (the “Notes”) in a private offering.

URNA’s obligations under the Notes will be guaranteed on a senior unsecured basis by URI and certain of URNA’s domestic subsidiaries.

Aggregate net proceeds from the sale of the Notes are expected to be approximately $1.486 billion after initial purchasers’ discounts and commissions and payments of estimated fees and expenses. URNA expects to use the net proceeds from its offering of the Notes to redeem URNA’s outstanding $500 million 5½% Senior Notes due 2027 and for general corporate purposes, including to reduce borrowings under URNA’s senior secured asset-based revolving credit facility.

URNA is offering the Notes (and the related guarantees) pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Notes may not be offered or sold within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This news release is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No assurance can be made that the offering of Notes will be consummated on its proposed terms or at all. This news release does not constitute a notice of redemption with respect to the 5½% Senior Notes due 2027 or any of URI’s other debt securities.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from such forward-looking statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industry, and other legal, regulatory and economic developments. URI uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “targets,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by URI. URI gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements speak only as of the date hereof. URI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of URI described in the “Risk Factors” sections of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by URI.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,639 rental locations in North America, 41 in Europe, 40 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 27,900 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers a fleet of equipment for rent with a total original cost of $22.82 billion. URI is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn.

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Contact:

Elizabeth Grenfell
Vice President, Investor Relations

O: (203) 618-7125
investors@ur.com

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